Shengkai Innovations Announces Commencement of Public Offering of Common Stock

TIANJIN, China, November 18 -- Shengkai Innovations, Inc. (Nasdaq: VALV; "Shengkai Innovations" or the "Company"), a leading ceramic valve manufacturer in the People's Republic of China (the "PRC”), today announced that the Company is commencing an offering of shares of its common stock in a public offering. Global Hunter Securities, LLC and Maxim Group LLC are acting as the joint book runners for the offering.

A registration statement relating to the ordinary shares was declared effective by the Securities and Exchange Commission on October 25, 2010. A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
When available, copies of the prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting Global Hunter Securities, by mail at 777 Third Avenue, 36th Floor, New York, NY 10017, Attention: Henry Costa or by telephone at (646) 264-5608 or Maxim Group LLC, by mail at 405 Lexington Avenue, 2nd Floor, New York, NY 10174, Attention: Syndicate Desk or by telephone at (212) 895-3685.

About Shengkai Innovations, Inc.

Shengkai Innovations is engaged in the design, manufacture and sale of ceramic valves, high-tech ceramic materials and the provision of technical consultation and related services. The Company's industrial valve products are used by companies in the electric power, petrochemical, metallurgy, and environmental protection industries as high-performance, more durable alternatives to traditional metal valves. The Company was founded in 1994 and is headquartered in Tianjin, the PRC.

The Company is one of the few ceramic valve manufacturers in the world with research and development, engineering, and production capacity for structural ceramics and is the only valve manufacturer in China that is able to produce large-sized ceramic valves with calibers of 6" or more. The Company's product portfolio includes a broad range of valves that are sold throughout the PRC, to Europe, North America, United Arab Emirates, and other countries in the Asia-Pacific region. The Company has over 400 customers, and is the only ceramic valve supplier qualified to supply SINOPEC. The Company also became a member of the PetroChina supply network in 2006.

About Global Hunter Securities

Global Hunter Securities, LLC is a full service investment bank focusing on middle market corporate and institutional clients around the world. The firm provides insightful research, innovative capital raising and financial advisory and restructuring services supported by a sales and trading staff with world-wide reach. Global Hunter has offices in New York, San Francisco, Houston, Ft. Worth, New Orleans, and Newport Beach, as well as a strong presence and reputation in mainland China. For more information about Global Hunter, please visit http://www.ghsecurities.com.

About Maxim Group LLC

Maxim Group LLC is a full-service investment banking firm headquartered in New York. Maxim Group provides a full array of financial services including investment banking; private wealth management; and global institutional equity, fixed-income and derivatives sales and trading as well as equity research. The investment banking group focuses on middle market and emerging growth companies within the shipping, energy, health care, technology, retail, and business and financial services sectors. The institutional coverage of Maxim Group spans North and South America, Europe and Asia. Maxim Group LLC is a registered as a broker-dealer with the U.S. Securities and Exchange Commission and is a member of the following: Financial Industry Regulatory Authority (FINRA); Municipal Securities Rulemaking Board (MSRB); Securities Insurance Protection Corporation (SIPC); International Securities Exchange (ISE); NASDAQ Stock Market and the NYSE Arca, Inc. To learn more about Maxim Group, visit www.maximgrp.com.

Safe Harbor Statements

Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such factors include, but are not limited to, the effect of political, economic, and market conditions and geopolitical events, legislative and regulatory changes, the Company's ability to expand and upgrade its production capacity, the actions and initiatives of current and potential competitors, and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Shengkai Innovations, Inc.
David Ming He
Chief Financial Officer
Phone: +86-22-5883-8509
Email: ir@shengkai.com
Web:   http://www.shengkaiinnovations.com